Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-258684 and 333-258686) of Nautilus Biotechnology, Inc. of our report dated February 24, 2022 relating to the financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Seattle, Washington
February 24, 2022